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                                                                   Exhibit 3.160

                                        ARTICLES OF AMENDMENT OF
                                        JOHN R. VAUGHN, JR. P.C.

KNOW ALL MEN BY THESE PRESENTS:

      I, the undersigned, John R. Vaughn, Jr., President of John R. Vaughn, Jr. P.C., a Georgia professional corporation (the "Corporation"), do hereby certify that on May 27, 1997, all of the Directors and Shareholders of the Corporation, by unanimous written consent, did adopt and approve the following resolutions amending the Articles of Incorporation of the Corporation:

      1. RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting in its entirety Article I of the Articles of Incorporation of the Corporation and substituting in lieu thereof the following:

                                       I.

      The name of the corporation is: Tifton Management Services, Inc.

      2. RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting in its entirety Article II of the Articles of Incorporation of the Corporation and substituting in lieu thereof the following:

                                       II.

      The Corporation shall have perpetual duration, and may conduct any business or other activity in which a business corporation created under the Georgia Business Corporation Code may lawfully engage.

      3. RESOLVED, that the President of the Corporation is hereby authorized and directed on behalf of the Corporation to file Articles of Amendment with the Secretary of State of Georgia as required by law.

      In accordance with Official Code of Georgia Annotated (O.C.G.A.) Section 14-2-1006(6), the Amendment to the Articles of Incorporation set forth above was duly approved by the sole Shareholder of the Corporation in accordance with the provisions of O.C.G.A. 14-2-1003.

      These Articles of Amendment are executed under seal by the undersigned officer of the Corporation, this 27th day of May, 1997.

                                                JOHN R. VAUGHN, JR. P.C.

                                                By: /s/  John R. Vaughn
                                                    -------------------------
                                                John R. Vaughn, Jr., President

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                            Articles of Incorporation
                                       of
                            John R. Vaughn, Jr., P.C.

                                       I.

The name of the corporation is:

                            John R. Vaughn, Jr., P.C.

                                       II.

      The Corporation shall have perpetual duration, and shall not be dissolved or in any similar manner affected by the death, insanity, incompetency, resignation, withdrawal or revocation or suspension of the license to practice medicine of any one or more of the shareholders, except as provided under the applicable provisions of the Georgia Professional Corporation Act, Georgia Laws 1970, p. 243.

      The Corporation is organized under the Georgia Business Corporation Code and hereby elects to become subject to the Georgia Professional Corporation Act, Georgia Laws, 1970, for the following purposes:

      (a) To practice medicine as permitted by the Act and without violating any applicable laws of the State of Georgia, or any applicable canons or standards of professional ethics.

      (b) In its own name to invest its funds in real estate, mortgages, stocks, bonds or any other type of investment, and to own real or personal property necessary or appropriate for rendering its professional services.

      (c) To do and perform any and all acts and things whatsoever which are both lawful and ethical and which may be or become necessary desirable, proper, convenient, connected with or related or incidental to the foregoing purposes.

      (d) To do all and everything necessary and proper for the accomplishment of any of the purposes of or attaining to any of the objects or the furtherance of the purposes and objects enumerated in these Articles of Incorporation or any amendment thereof, necessary or incidental to the protection and benefit of this Corporation, and to enter into any other lawful businesses from time to time without limitation.

                                      III.

      This Corporation shall have authority to issue not more than 50,000 shares of common stock of $1.00 par value.

                                       IV.

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      This corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.

                                       V.

      The initial registered office of the corporation shall be at 620 Rockmont Drive, N.E., Atlanta, Georgia 30324. The initial registered agent of the Corporation shall be John R. Vaughn, Jr.

                                       VI.

      The initial Board of Directors shall consist of one member who shall be:

                               John R. Vaughn, Jr.
                            620 Rockmont Drive, N.E.
                             Atlanta, Georgia 30324

                                      VII.

      The name and address of the incorporator is: Ruby Carpio Bell, 3445 Peachtree Rd., N.E., Suite 900, Atlanta, Georgia 30326.

      IN WITNESS WHEREOF, the undersigned execute these Articles of Incorporation this the 13th day of June, 1978.

                                                 /s/Ruby Carpio Bell
                                                 ------------------------------
                                                 Ruby Carpio Bell, Incorporator

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                   CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO:   Ben W. Fortson, Jr.
      Secretary of State
      Ex-Officio Corporation
      Commissioner
      State of Georgia

I, John R. Vaughn, Jr.,
--------------------------------------------------------------------------------
           (Type or print name of person(s))

do hereby consent to serve as registered agent for the corporation

John R. Vaughn, Jr., P.C.
--------------------------------------------------------------------------------
           (Type or print name of corporation)

This ________ day of ________ 19_____

                                                       /s/  John R. Vaughn, Jr
                                                       -------------------------

                                                       _________________________

Address of registered agent(s):
(Type or print address)

John R. Vaughn, Jr.

620 Rockmont Drive, NE

Atlanta, Georgia 30324

____________________________

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